BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E0587302010-0
Barbara K. Cegavske	Filing Number 20201085888
Secretary of State	Filed On 12/07/2020 08:59:13 AM
State Of Nevada	Number of Pages 1

Certificate of Amendment by Custodian

NRS 78.347

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGH LIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID)

2. Enter any criminal, administrative, civil or National Assoc. of Securities Dealers, inc., violations, investigations or convictions concerning the custodian or affiliates

3. Custodian statement affirming reasonable attempts were made to contact officers and/or directors of the corporation

4. Must be signed by Authorized Signer. Form will be returned if unsigned.

1. Entity Inofrmation:	Name of entity as on file with the Nevada Secretary of State: **AQUA POWER SYSTEMS INC.** Entity or Nevada Business Identification Number (NVID): **NV20101859369**
2. Disclosures:	Any previous criminal, administrative, civil or National Association of Securities Dealers, Inc., or Securities and Exchange Commission investigations, violations or convictions concerning the custodian and any affiliate of the custodian are disclosed as follows:
3. Custodian Statement:	Reasonable attempts were made to contact the officers or directors of the corporation to request that the corporation comply with corporate formalities and to continue its business. I am continuing the business and attempting to further the interests of the shareholders. I will reinstate or maintain the corporate charter.
4. Signature: (Required)	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. X Small Cap Compliance, LLC — Signature of General Partner 12/7/2020 8:57:27 AM — Date

This form must be accompanied by appropriate fees.